Exhibit 10.15

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is made as of November 22, 2016 (the “Effective Date”) by and between Innovative Industrial Properties, Inc., a Maryland corporation (“Company”), and [Name of Founder], an adult resident of [State] (“Purchaser”).

WHEREAS, pursuant to a Restricted Stock Purchase Agreement, dated ______, 2016, between the Company and Purchaser (the “Purchase Agreement”), the Company sold to Purchaser, and Purchaser purchased from Company, an aggregate of [ ] ([ ]) shares of Company’s Class B Common Stock (the “Shares”);

WHEREAS, the Company proposes to consummate an initial public offering of shares of its Class A Common Stock (the “IPO”);

WHEREAS, the Company’s Articles of Amendment and Restatement (the “Charter”) currently provide that, immediately prior to the closing of the IPO, the Shares will automatically convert into shares of Company Class A Common Stock upon the terms and conditions more particularly set forth in the Charter (the “Class B Conversion”); and

WHEREAS, in order to facilitate the IPO and in consideration of the benefits that will directly and/or indirectly inure to the Purchaser as a result of the completion of the IPO, Purchaser desires to hereby agree upon the terms and conditions upon which the Shares will be redeemed by the Company immediately prior to the time at which the Class B Conversion would have otherwise occurred under the terms of the Charter.

NOW, THEREFORE, In consideration of the mutual covenants and representations set forth herein and for good and valuable consideration the sufficiency of which is hereby acknowledged, Company and Purchaser agree as follows:

1.                  Automatic Redemption of the Shares. Purchaser and Company hereby agree that, notwithstanding anything to the contrary set forth in the Purchase Agreement, the Shares will be automatically redeemed and repurchased (the “Redemption”) by the Company immediately prior to the time at which the Class B Conversion would have otherwise occurred under the Charter (the “Redemption Time”) for a price per share equal to $0.001 (the “Redemption Price”). Purchaser and Company agree that the Redemption will occur immediately at the Redemption Time automatically and without the need for any further action on the part of either Purchaser, Company, or any other person or entity, and without regard to when the Redemption Price is paid by the Company. Company agrees to pay the Redemption Price to Purchaser as promptly as practicable after the Redemption Time. Purchaser has herewith delivered to the Company a duly executed Stock Power and Assignment to effectuate the transfer and assignment of the Shares to the Company pursuant to the Redemption. At the Redemption Time, the Shares shall cease to be issued and outstanding.

2.                  Amendment to Purchase Agreement. This Agreement shall constitute an amendment to the Purchase Agreement, and except as otherwise provided herein, the Purchase Agreement shall continue to remain in full force in effect in accordance with the terms thereof.

3.                  Escrow. Purchaser and Company hereby each irrevocably direct, authorize, and instruct the Escrow Holder (as defined in the Purchase Agreement) to deliver the stock certificate(s) evidencing the Shares to the Company at the Redemption Time in order to consummate the Redemption.

4.                  General Provisions.

(a)                Choice of Law; Dispute Resolution. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California. Any disputes arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts located in San Diego, California.

(b)               Integration. This Agreement, together with the Purchase Agreement (as amended hereby), represents the entire agreement between the parties with respect to the purchase and redemption of the Shares and supersedes and replaces any and all prior written or oral agreements regarding the subject matter hereof and thereof including, any representations made during any interviews, discussions or negotiations whether written or oral.

(c)                Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed to the parties at their respective addresses indicated in the Purchase Agreement.

(d)               Assignment. The rights and obligations of Purchaser under this Agreement are not assignable or delegable by Purchaser under any circumstances.

(e)                Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from hereafter enforcing any other provision of this Agreement. The rights granted to both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(f)                Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or PDF copies of signed signature pages shall be binding originals.

[Signature Page Follows]

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

PURCHASER	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

(Signature)	(Signature)

(Print Name)	(Print Name)

[Signature Page to Redemption Agreement]

spouse consent

The undersigned spouse of [ ] (the “Purchaser”) has read, understands and hereby approves all the terms and conditions of the Redemption Agreement dated November 22, 2016 (the “Agreement”), by and between Purchaser and Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), pursuant to which Purchaser has agreed to the automatic redemption of Purchaser’s shares of Company Class B Common Stock (the “Shares”) immediately prior to an initial public offering by the Company (and “IPO”).

In consideration of the benefits that will inure to me as a result of the IPO, I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement and further agree that any community property interest I may have in the Shares will be similarly bound by the Agreement.

I hereby appoint Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement.

Dated:

Signature of Spouse [Sign Here]

Name of Spouse [Please Print]

☐ Check this box if you do not have a spouse

STOCK POWER AND ASSIGNMENT

SEPARATE FROM stock CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Redemption Agreement dated as of November 22, 2016 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), __________ shares of the Class B Common Stock, $.001 par value, of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s). ____ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:
PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares upon redemption as set forth in the Agreement without requiring additional signatures on the part of Purchaser or Purchaser’s Spouse, if any.